As filed with the Securities and Exchange  Commission on October 18, 1995
_________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   Form S-8
                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 EMERSON RADIO CORP.
                     (Exact name of registrant as specified in its charter)

         Delaware                                          22 328522
(State or other jurisdiction of                         (I.R. S. Employer)
incorporation or organization)                           Identification No.)

Nine Entin Road, Parsippany, New Jersey                    07054-0430
(Address of Principal Executive Offices)                   (Zip Code)

                    EMERSON RADIO CORP. STOCK COMPENSATION PROGRAM
                                 (Full title of the plan)

            EMERSON RADIO CORP. 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                                  (Full title of the plan)

                                  Eugene I. Davis
                                    President
                                 Emerson Radio Corp.
                                  Nine Entin Road
                          Parsippany, New Jersey 07054-0430
                                   (201) 884-5800
             (Name, address and telephone number, including area code,
                                  of agent for service)

                                      with a copy

    Albert G. McGrath, Jr., Esq.                 Jeffrey M. Davis, Esq.
     Emerson Radio Corp.            and        Lowenstein, Sandler, Kohl,
    Nine Entin Road                               Fisher & Boylan, P.A.
    Parsippany, New Jersey 07054-0430             65 Livingston Avenue
                                              Roseland, New Jersey 07068

                       CALCULATION OF REGISTRATION FEE

                                                  Proposed       Proposed
   Title of                                       maximum        maximum
   securities                                     offering       aggregate   Amount of
   to be                     Amount to be         price per      offering    registration
   registered                registered           unit (1)       price       fee

   Common Stock,
   par value $.01 per share  2,300,000 shares(2)  $2.625          $6,037,500  $2,081.90

   (1) Pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended (the "Act"), the proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee and is based on the average of the high and low sales price of the Common Stock of the registrant reported on the American Stock Exchange, Inc. on October 17, 1995.
   (2) Pursuant to Rule 416 promulgated under the Act, there are also being registered such indeterminate number of additional shares as shall become issuable pursuant to the anti-dilution provisions of the above-mentioned plans and the options granted thereunder.


          PART II    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

           The following documents, filed by Emerson Radio Corp. (the "Company") with the Securities and Exchange Commission (the "SEC"), are hereby incorporated by reference:

           1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995;

           2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

           3. The Company's Current Report on Form 8-K as filed with the SEC on September 9, 1995; and

      4. The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-1 (registration no. 33-53621) declared effective by the SEC on August 9, 1994.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 4.  Description of Securities.

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.  Indemnification of Directors and Officers.

           Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (which provision relates to the improper payment of dividends and the improper redemption of the corporation's stock), or (iv) for any transaction from which the director derived an improper personal benefit.

           Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 provides that termination of any action by judgment, settlement, conviction or plea of nolo contendere shall not itself create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, had reason to believe that his or her conduct was not unlawful. In the case of an action by or in the right of a corporation, no indemnification shall be made if the person was adjudged to be liable to the corporation, unless the Court of Chancery of Delaware or the court in which the action was brought determines that, despite the adjudication of liability but in view of all the circumstances in the case, such person is entitled to indemnification for such expenses that the court deems proper.

           The Company's Certificate of Incorporation and By-laws contain provisions permitting the indemnification of directors, officers and certain other agents and representations of the Registrant to the fullest extent permitted by law. The Company's Certificate of Incorporation and By-laws also contain provisions requiring that the Company pay the expenses of any such director or officer, and permitting it to pay the expenses of any such other agent or representative, incurred in connection with any action for which indemnification is normally available so long as such person certifies that he or she in good faith believes that he or she has met the requisite standard of conduct required for indemnification to be available.

           The Company's Certificate of Incorporation and By-laws also contain provisions relieving directors of personal liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty, which provisions parallel those of Section 102(b)(7) of the Delaware General Corporation Law.

           The Company's Certificate of Incorporation and By-laws also contain provisions permitting the Company to maintain insurance to protect itself and its directors, officers and other agents and representative against liability for actions taken by or on behalf of the Corporation. The Company currently maintains general liability insurance and "directors and officers liability" insurance to provide such insurance coverage.

           The Company's Fourth Amended Joint Plan of Reorganization dated March 31, 1994 (the "Plan") under Chapter 11 of the United States Bankruptcy Code, as amended, provides, among other things, that, among specified others, any and all directors, officers and stockholders who at any time from and after July 8, 1992, or as of the Effective Date of the Plan (as defined therein), acted as such, are released from and indemnified against all liability based upon any act or commission of every kind related to past service with, for or on behalf of the Company or any of the other companies restructured by the Plan, except where such liability is predicated on a finding of gross negligence, willful misconduct or fraud.

Item 7.  Exemption from Registration Claimed.

           Not Applicable.

Item 8.  Exhibits.

           4.1 Certificate of Incorporation of Emerson (incorporated by reference to Exhibit 3(a) of the Company's Registration Statement on Form S-1, Registration No. 33-53621, declared effective by the SEC on August 9,
1994)

           4.2 By-laws of Emerson adopted March 1994 (incorporated by reference to Exhibit 3(e) of the Company's Registration Statement on Form S-1, Registration No. 33-53621, declared effective by the SEC on August 9,
1994)

           4.3  Emerson Radio Corp. Stock Compensation Program
(incorporated by reference to Exhibit 10(i) of the Company's Registration Statement on Form S-1, Registration No. 33-53621, declared effective by the SEC on August 9, 1994)

           4.4 Emerson Radio Corp. 1994 Non-Employee Director Stock Option Plan (incorporated by reference to Exhibit 10(y) of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995)

           5.1  Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A.

           23.1  Consent of Independent Auditors (Ernst & Young LLP)

           23.2 Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A. is included in Exhibit 5.1


Item 9.  Undertakings.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that Paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                              SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany, State of New Jersey, on the 18th day of October, 1995.

                                     Emerson Radio Corp.

                                     By:  _______________________________
                                          Eugene I. Davis.
                                          President and Interim Chief
                                          Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                                          Signatures Title Date

                                          ________________
                                          Geoffrey P. Jurick Chairman
                                          of the Board and Chief Executive
                                          Officer
                                          October 18, 1995

                                          _________________
                                          Eugene I. Davis Director, President
                                          and Interim Chief Financial Officer
                                          October 18, 1995

                                          _________________
                                          Robert H. Brown, Jr.  Director
                                          October 18, 1995

                                          __________________
                                          Peter G. Bunger  Director
                                          October 18, 1995

                                          __________________
                                          Jerome H. Farnum  Director
                                          October 18, 1995

                                          __________________
                                          Raymond L. Steele  Director
                                          October 18, 1995

                          EXHIBIT INDEX


Exhibit No.                  Description                          Page No.

 4.1 The Company's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(a) of the Company's Registration Statement on Form S-1, Registration No. 33-53621, declared effective by the SEC on August 9, 1994)

 4.2 The Company's By-laws (incorporated by reference to Exhibit 3(b) of the Company's Registration
             Statement on Form S-1, Registration No. 33-
             53621, declared effective by the SEC on
             August 9, 1994)

 4.3 Emerson Radio Corp. Stock Compensation Program (incorporated by reference to Exhibit 10(i) of the Company's Registration Statement on Form S-1, Registration No. 33-53621, declared effective by the SEC on August 9, 1994)

 4.4         Emerson Radio Corp. 1994 Non-Employee Director
             Stock Option Plan (incorporated by reference to Exhibit 10(y) of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995)

 5.1         Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A.     8

23.1         Consent of Independent Auditors (Ernst & Young LLP)            10

23.2 Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A. is included in Exhibit 5.1